Exhibit 99.1

F45 Training Announces Strategic Update

CEO Transition and Strategic Reorganization to Support F45’s Next Chapter of Growth;

Company Updates 2022 Full-Year Guidance

Austin, TX – F45 Training Holdings Inc. (“F45” or the “Company”) (NYSE: FXLV), the fastest growing fitness franchisor in the world according to Entrepreneur, today announced strategic updates to align the Company more closely with macroeconomic conditions and current business trends and prepare for the next phase of studio and membership growth.

CEO Transition

After founding F45 in 2013 and successfully leading the Company for the last decade, President, CEO, and Chairman of the Board of Directors Adam J. Gilchrist has stepped down, effective June 24, 2022. This transition will allow his successor to establish and execute new opportunities amid changing macroeconomic and business conditions. Mr. Gilchrist will remain on the Board as a director and the Board of Directors will appoint a new Chairman.

Mr. Gilchrist said, “When we founded F45, we made it our principal goal to change people’s lives by creating the world’s best workout.” He continued, “To the staff that have worked tirelessly since our inception, you have been incredible in your efforts and I thank you for all of your support. To the investors that have joined us along our journey, I thank you for your commitment to F45. Lastly, I am forever grateful to our franchisees who deliver the world’s best workout each day to F45 members around the world.”

“Adam has done a tremendous job in leading F45, and I want to thank him for his countless contributions and innovations. We are fortunate that we will continue to benefit from his ongoing counsel and insights during this transition and well beyond as a member of our Board,” said Mr. Richard Grellman, F45’s Lead Independent Director.

While the Board conducts a formal search for a permanent CEO successor, Ben Coates, an independent director with extensive corporate executive and financial leadership experience, will serve as interim CEO until a permanent CEO is appointed.

Mr. Coates has held management, directorship, and advisory roles at a range of businesses. He currently serves as director of Coolgardie Investments, a private investment vehicle that he founded in 2006. Prior to this, Mr. Coates held management, compliance, risk management, and strategy roles with multiple companies in the financial services industry, including National Australia Bank (NAB), Westpac Banking Corporate, Hanover Group, and ANZ Banking Group. He has been a member of F45’s Board of Directors since August 2021.

Strategic Reorganization and Cost Reduction Plan

Amid ongoing macroeconomic uncertainty, F45 initiated a comprehensive review of its strategic and financial priorities in order to best position the Company to succeed and grow sustainably over the long term. As a result of this review, the Company is realigning its corporate operations around an updated growth outlook that prioritizes profitability and cash flow generation. This includes reducing operational expenses and strategically streamlining corporate functions, including reducing global workforce by approximately 110 employees. Following these reductions, the Company expects SG&A expenses to be approximately $15 million to $20 million per quarter, which is approximately 40% to 50% less than SG&A expenses during the first quarter of 2022.

“We are taking the necessary steps to right-size our business in light of shifting macroeconomic and business conditions,” said Chris Payne, CFO of F45. He continued, “While we expect growth to continue, market dynamics are having a greater than expected impact on the ability of franchisees to obtain capital to develop new F45 locations. In addition, recent share price performance has made it challenging for franchisees to utilize financing facilities announced earlier this year. While reducing corporate headcount was an incredibly difficult decision, acting proactively to realign our resources is an important step to enable the Company to remain on track for long-term, sustainable success. Additionally, we believe that once these cost reductions are fully realized, the Company will be able to generate positive free cash flow on a normalized basis. Despite the headwinds, F45’s business fundamentals remain strong, and we are as excited as ever to continue bringing the world’s best workout to a growing base of members every day.”

Updated 2022 Outlook

Following F45’s comprehensive review of its strategic and financial priorities, the Company is providing revised guidance for full-year 2022.

The revised guidance assumes that the $250 million of growth capital provided by two previously announced franchise financing facilities, which F45 had arranged for franchisees to open additional studios, will not be available despite strong demand from franchisees.

•	Full-year net New Franchises Sold between 350 and 450, compared to the prior guidance of 1,500.

•	Full-year net Initial Studio Openings between 350 and 450, compared to the prior guidance of 1,000.

•	Full-year revenue between $120 million and $130 million, compared to the prior guidance of $255 million to $275 million.

•	Full-year Adjusted EBITDA between $25 million and $30 million, compared to the prior guidance of $90 million to $100 million.

•	Full-year free cash flow guidance withdrawn.

F45 is expected to report results and host its second quarter earnings conference call in mid-August.

About F45

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies: a fitness programming algorithm and a patented technology-enabled delivery platform that leverages a rich content database of over 8,000 unique functional training movements across modalities to offer new workouts each day and provide a standardized experience across the Company’s global footprint.

For more information, please visit www.f45training.com.

Contacts

Media Relations:

Judy Lee, SVP ICR, Inc.

ICR Global

F45PR@icrinc.com

Investor Relations:

Bruce Williams, Managing Director ICR, Inc.

F45IR@icrinc.com 332-242-4303

Non-GAAP Financial Measures

This press release presents certain other supplemental financial measures, including Adjusted EBITDA, which is a measurement that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that Adjusted EBITDA is useful to management as it allows investors to evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions, and compare our performance against that of other peer companies using similar measures.

Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of sales tax liability, transaction expenses, certain legal costs and settlements, COVID-19 concessions, growth and new market development expense as well as certain other items identified as affecting comparability, when applicable. Adjusted EBITDA eliminates non-cash depreciation and amortization expense that results from our capital investments and intangible assets, as well as income taxes, which may not be comparable with other companies based on our tax structure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance. Other companies may define Adjusted EBITDA differently and, as a result the Company’s measure of Adjusted EBITDA may not be directly comparable to those of other companies.

Financial Metrics and Other Data

This press release includes several key financial metrics and other data used by Company management in assessing the Company’s financial outlook:

“Initial Studio Openings” means the number of studios that were determined to be first opened during such period. Prior to October 1, 2021, we classify an Initial Studio Opening to occur in the first month in which the studio first generates monthly revenue of at least $4,500. Starting on October 1, 2021, we classify an Initial Studio Opening to occur in the month in which we record the initial studio opening in our internal systems. Any studios that do not have an Initial Studio Opening under the prior definition are included as of October 1, 2021. Initial Studio Openings are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

“New Franchises Sold” means, for any specific period, the number of franchises sold during such period using the methodology set forth below for “Total Franchises Sold.”

“Total Franchises Sold” represents, as of any specified date, (i) the total number of signed franchise agreements in place as of such date for which an establishment fee has been paid and (ii) the total number of franchises committed in a multi-studio agreement in place as of such date for which an upfront payment has been made, in each case that have not been terminated. Each new franchise is included in the number of total franchises sold from the date on which such franchise first satisfies the condition in clause (i) or (ii) above, as applicable. total franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement, and includes franchises with open studios. Franchises are removed from total franchises sold upon termination of the franchise agreement.

Forward-Looking Statements

F45’s financial outlook and other statements in this press release that refer to future plans and expectations, including those relating to F45’s long-term growth expectations, are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, total addressable market and market opportunity, financial outlook, business plans, future macroeconomic conditions, future impacts of the COVID-19 pandemic, and future products and services, also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward- looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Annual Report on Form 10-K and other SEC filings.

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